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                                                                    EXHIBIT 4.30

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                  CHANCELLOR MEDIA CORPORATION OF LOS ANGELES

                                   as Issuer

                                      AND

                       U.S. TRUST COMPANY OF TEXAS, N.A.,

                                   as Trustee

                           -------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                         Dated as of September 5, 1997

                                       to

                                   Indenture

                          Dated as of January 23, 1997

                           -------------------------

                                  $360,000,000

                      12% Subordinated Exchange Debentures

                                    due 2009




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                 FIRST SUPPLEMENTAL INDENTURE dated as of September 5, 1997, among CHANCELLOR MEDIA CORPORATION OF LOS ANGELES, a Delaware corporation, (the "Company") and U.S. TRUST COMPANY OF TEXAS, N.A., a national banking association, as Trustee (the "Trustee").

                 WHEREAS, Chancellor Radio Broadcasting Company ("CRBC") has heretofore executed and delivered to the Trustee an Indenture dated as of January 23, 1997, (the "Indenture"), providing for the issuance of $360,000,000 aggregate principal amount of CRBC's 12% Subordinated Exchange Debentures due 2009 (the "Securities");

                 WHEREAS, pursuant to that certain Amended and Restated Agreement and Plan of Merger by and among Chancellor Broadcasting Company, CRBC, Evergreen Media Corporation, Evergreen Mezzanine Holdings Corporation and Evergreen Media Corporation of Los Angeles, dated as of February 19, 1997 and amended and restated as of July 31, 1997 (the "Merger Agreement"), among other things, (i) Chancellor Broadcasting Company merged with and into Evergreen Mezzanine Holdings Corporation (the "Parent Merger") and (ii) CRBC merged with and into Evergreen Media Corporation of Los Angeles (the "Subsidiary Merger"). Upon completion of the Parent Merger, Evergreen Media Corporation changed its name to Chancellor Media Corporation and Evergreen Mezzanine Holdings Corporation changed its name to Chancellor Mezzanine Holdings Corporation.
Upon completion of the Subsidiary Merger, Evergreen Media Corporation of Los Angeles changed its name to Chancellor Media Corporation of Los Angeles;

                 WHEREAS, the Company and the Trustee desire by this First Supplemental Indenture, pursuant to and as contemplated by Section 5.01(a)(1)(B) of the Indenture, that the Company expressly assume all of the obligations of CRBC under the Securities and the Indenture;

                 WHEREAS, the Company and the Trustee desire by this First Supplemental Indenture, pursuant to and as contemplated by Section 9.01 of the Indenture, to amend certain provisions therein;

                 WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by a resolution of the Board of Directors of the Company; and

                 WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

                 NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the others and for the equal and ratable benefit of the holders of the Securities, as follows:


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                                   ARTICLE 1.

                      ASSUMPTION OF OBLIGATIONS AS ISSUER

                 Section 1.01. Assumption. The Company hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking of CRBC in the Indenture as of the date of this First Supplemental Indenture.

                                   ARTICLE 2.

                             ADDITIONAL AMENDMENTS

                 Section 2.01. Change of Control. Pursuant to Section 9.01(1) of the Indenture, as a result of an ambiguity created by the completion of the transactions contemplated by the Merger Agreement, the definition of "Change of Control" in Section 1.01 of the Indenture is hereby amended and restated in its entirety to read as follows:

                 "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of the Indenture), other than to Hicks Muse or any of its Affiliates, officers and directors or to Steven Dinetz (the "Permitted Holders"); or (ii) a majority of the Board of Directors of Chancellor Media Corporation, Chancellor Mezzanine Holdings Corporation or the Company shall consist of Persons who are not Continuing Directors; or (iii) the acquisition by any Person or Group (other than the Permitted Holders) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of Chancellor Media Corporation, Chancellor Mezzanine Holdings Corporation or the Company.

                 Section 2.02. Continuing Director. Pursuant to Section 9.01(1) of the Indenture, as a result of an ambiguity created by the completion of the transactions contemplated by the Merger Agreement, the definition of "Continuing Director" in Section 1.01 of the Indenture is hereby amended and restated in its entirety to read as follows:

                 "Continuing Director" means, as of the date of determination, any Person who (i) was a member of the Board of Directors of Holdings or CRBC on January 23, 1997, (ii) was nominated for election or elected to the Board of Directors of Chancellor Media Corporation, Chancellor Mezzanine Holdings Corporation or the Company with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) is a representative of a Permitted Holder.

                 Section 2.03. Additional Definitions. Pursuant to Section 9.01(1) of the Indenture, as a result of an ambiguity created by the completion of the transactions contemplated by the Merger Agreement, Section 1.01 of the Indenture is hereby amended as follows to include the following definitions.





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                 "Chancellor Media Corporation" means Chancellor Media
Corporation, a Delaware corporation, and its successors.

                 "Chancellor Mezzanine Holdings Corporation" means Chancellor Mezzanine Holdings Corporation, a Delaware corporation, and its successors.

                                   ARTICLE 3.

                            MISCELLANEOUS PROVISIONS

                 Section 3.01. Terms Defined. For all purposes of this First Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this First Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

                 Section 3.02. Indenture. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

                 Section 3.03. Governing Law. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws.

                 Section 3.04. Successors. All agreements of the Company in this First Supplemental Indenture and the Securities shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

                 Section 3.05. Duplicate Originals. All parties may sign any number of copies of this First Supplemental indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

                 Section 3.06. Severability. In case any one or more of the provisions in this First Supplemental Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                 Section 3.07. Trustee Disclaimer. The Trustee accepts the amendment of the Indenture effected by this First Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as





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hereby amended, and without limiting the generality of the foregoing, the
Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this First Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by corporate action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

                        Section 3.08.    Effectiveness.

                          (a)     This First Supplemental Indenture shall
become effective once executed upon fulfillment of the conditions set forth in
Section 3.08(b) below.

                          (b)     This First Supplemental Indenture shall not
become effective until receipt by the Trustee of the following, in each case dated no earlier than the date hereof.

                                  (i)      a certificate of an appropriate
         officer of the Company, substantially in the form of Exhibit A hereto; and

                                  (ii)     an opinion of Latham & Watkins,
         counsel to the Company, substantially in the form of Exhibit B hereto.

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                 IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed as of the day and year written above.


                                           CHANCELLOR MEDIA CORPORATION OF
                                           LOS ANGELES, as Issuer

                                           By:
                                                   ----------------------------

                                           Title:
                                                   ----------------------------

Attest:
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Title:

                                           U.S. TRUST COMPANY OF TEXAS,
                                           N.A., as Trustee

                                           By:
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                                           Title:
                                                   ----------------------------


Attest:
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Title:





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